UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 22, 2006
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 22, 2006, the stockholders of Bookham, Inc. (the “Registrant”), pursuant to the rules of The NASDAQ Stock Market, approved the issuance of 1,106,477 shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”) upon conversion of the remaining portion of the Company’s 7.0% Senior Unsecured Convertible Debentures, an additional 178,990 shares of Common Stock and warrants to purchase an aggregate of up to 95,461 shares of Common Stock under the Securities Exchange Agreement, dated as of January 13, 2006 (the “Securities Exchange Agreement”), by and among the Registrant and the investors named therein (the “Debenture Holders”). On March 23, 2006, the Company effected a second closing as contemplated by the Securities Exchange Agreement (the “Second Closing”), pursuant to which the Registrant issued the foregoing securities and paid the Debenture Holders an aggregate of $538,408.51 in cash in accordance with the terms of the Securities Exchange Agreement. As a result of the Second Closing, all of the Company’s 7.0% Senior Unsecured Convertible Debentures have been converted and are no longer outstanding.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: March 24, 2006	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer